Exhibit 99.1

PRELIMINARY PROXY CARD — SUBJECT TO COMPLETION

FOR THE EXTRAORDINARY GENERAL MEETING OF

Decarbonization Plus Acquisition Corporation IV

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert Tichio and Peter Haskopoulos (the “Proxies”), and each of them independently, with full power of substitution, as proxies and attorneys-in-fact to vote all of the Class A Ordinary Shares or Class B Ordinary Shares of Decarbonization Plus Acquisition Corporation IV (the “Company” or “DCRD”) that the undersigned is entitled to vote (the “Shares”) at the extraordinary general meeting of the Company to be held in person on January 23, 2023 at 10:00 a.m., Eastern Time at the offices of Vinson & Elkins L.L.P., located at 1114 Avenue of the Americas, 32nd Floor, New York, NY 10036 and virtually via live webcast at https://www.cstproxy.com/decarbonizationplusacquisitioniv/2023, and at any adjournment or postponement thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and, unless such authority is withheld on the reverse side hereof, in the Proxies’ discretion on such other matters as may properly come before the extraordinary general meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NOS. 1, 2, 3A, 3B, 3C, 3D, 4 AND 5. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. SIGNED AND DATED PROXIES RECEIVED BY DCRD WITHOUT INDICATION OF HOW THE DCRD SHAREHOLDER INTENDS TO VOTE ON A PROPOSAL ON THE REVERSE SIDE WILL BE VOTED “FOR” EACH PROPOSAL BEING SUBMITTED TO A VOTE OF THE DCRD SHAREHOLDERS AT THE EXTRAORDINARY GENERAL MEETING OF DCRD.

(Continued and to be marked, dated and signed on the reverse side)

Please mark votes as indicated in this example	☒	DECARBONIZATION PLUS ACQUISITION CORPORATION IV — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3A, 3B, 3C, 3D, 4 AND 5.
(1)

The Domestication Proposal – To approve, by Special Resolution (as defined in the accompanying proxy statement/prospectus), the transfer of DCRD by way of continuation from the Cayman Islands to the Province of Alberta, Canada in accordance with the amended and restated memorandum and articles of association of DCRD, adopted on August 10, 2021, as may be amended and/or restated from time to time (the “DCRD Articles”), and the Cayman Islands Companies Act (as amended) and the domestication of DCRD as an Alberta corporation in accordance with the applicable provisions of the Business Corporations Act (Alberta), including the adoption of the articles and bylaws of DCRD to be adopted in connection therewith (such transfer by way of continuation and domestication, including all matters necessary or ancillary in order to effect such transfer by way of continuation and domestication, the “Domestication”) (the “Domestication Proposal” or “Proposal No. 1”).

		FOR ☐	AGAINST ☐	ABSTAIN ☐	(3B)

The Declassification Proposal – To approve on a non-binding advisory basis, by Ordinary Resolution, the provisions of the proposed New SPAC Closing Articles and the New SPAC Closing Bylaws which would declassify the board of directors with the result being that each director will be elected annually for a term of one year (the “Declassification Proposal” or “Proposal No. 3B”).

							FOR ☐	AGAINST ☐	ABSTAIN ☐
(2)

The Business Combination Proposal – To approve, by Special Resolution, the Business Combination Agreement, dated September 25, 2022 (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement” and the transactions contemplated thereby, collectively, the “Business Combination”) by and among DCRD, Hammerhead Resources Inc. (“Hammerhead”), Hammerhead Energy Inc. (“NewCo”) and 2453729 Alberta ULC (“AmalCo”), and the Business Combination, including the Arrangement Resolution (as defined in the accompanying proxy statement/prospectus) pursuant to which, among other things and subject to the terms and conditions contained in the Business Combination Agreement and the Plan of Arrangement (as defined in the accompanying proxy statement/prospectus) attached thereto, (i) following the Domestication, DCRD will amalgamate with NewCo (the “SPAC Amalgamation”) to form one corporate entity (“New SPAC”) and NewCo will survive the SPAC Amalgamation as New SPAC and (ii) Hammerhead will Amalgamate with AmalCo the (“Company Amalgamation”) to form a wholly owned subsidiary of New SPAC in accordance with the terms of the Plan of Arrangement (the “Business Combination Proposal” or “Proposal No. 2”).

		FOR ☐	AGAINST ☐	ABSTAIN ☐	(3C)

The Quorum Proposal – To approve on a non-binding advisory basis, by Ordinary Resolution, the provisions of the proposed New SPAC Closing Articles and the New SPAC Closing Bylaws which would reduce the requisite quorum for a meeting of shareholders from (x) one or more shareholders holding at least one-third of the paid up voting share capital present in person or by proxy and entitled to vote at that meeting to (y) not less than two persons holding or representing not less than 25% of the shares entitled to be voted at the meeting (the “Quorum Proposal” or “Proposal No. 3C”).

							FOR ☐	AGAINST ☐	ABSTAIN ☐
(3)

The Advisory Organizational Documents Proposals – To approve on a non-binding advisory basis, by Ordinary Resolution (as defined in the accompanying proxy statement/prospectus), the governance provisions contained in the articles of New SPAC to be adopted at the Company Amalgamation Effective Time, the form of which is attached to the accompanying proxy/statement prospectus as Annex D (the “New SPAC Closing Articles”) and the bylaws of NewCo, which, at the SPAC Amalgamation Effective Time (as defined in the accompanying proxy statement/prospectus), will become the bylaws of New SPAC, a copy of which is attached to the accompanying proxy statement/prospectus as Annex J (the “New SPAC Closing Bylaws”) that materially affect DCRD Shareholders’ rights, presented separately in accordance with U.S. Securities and Exchange Commission (the “SEC”) guidance (the “Advisory Organizational Documents Proposals” or “Proposal No. 3”). Proposal No. 3 is separated into sub-proposals submitted to DCRD Shareholders to approve on a non-binding advisory basis, by Ordinary Resolution, those governance provisions contained in the New SPAC Closing Articles and the New SPAC Closing Bylaws that materially affect DCRD Shareholders’ rights as described in the following proposals 3A, 3B, 3C, and 3D.

(3D)

The Other Matters Proposal – To approve on a non-binding advisory basis, by Ordinary Resolution, the omission of provisions in the proposed New SPAC Closing Articles and the New SPAC Closing Bylaws relating to the DCRD Class B Ordinary Shares, the DCRD IPO, DCRD Sponsor, the Initial Business Combination and other related matters (as defined in the accompanying proxy statement/prospectus) (the “Other Matters Proposal” or “Proposal No. 3D”).

							FOR ☐	AGAINST ☐	ABSTAIN ☐
(3A)

The Authorized Capital Proposal – To approve on a non-binding advisory basis, by Ordinary Resolution, the provisions of the proposed New SPAC Closing Articles and the New SPAC Closing Bylaws which would change the authorized share capital from the existing (i) 500,000,000 DCRD Class A Ordinary Shares, (ii) 50,000,000 DCRD Class B Ordinary Shares, and (iii) 5,000,000 preferred shares of a nominal or par value of $0.0001 each, to (i) an unlimited number of New SPAC Class A Common Shares and (ii) First Preferred Shares, issuable in series, limited in number to an amount equal to not more than 20% of the number of issued and outstanding New SPAC Class A Common Shares at the time of issuance of any First Preferred Shares (the “Authorized Capital Proposal” or “Proposal No. 3A”).

		FOR ☐	AGAINST ☐	ABSTAIN ☐	(4)

The Extension Proposal – To approve, by Special Resolution, an extension of the Deadline Date (as defined in the accompanying proxy statement/prospectus) to March 13, 2023 to be effected by way of amendment and restatement of the DCRD Articles (the “Extension Proposal” or “Proposal No. 4”).

							FOR ☐	AGAINST ☐	ABSTAIN ☐
(5)

The Adjournment Proposal – If put to DCRD Shareholders for a vote, a proposal to approve, by Ordinary Resolution, the adjournment of the extraordinary general meeting of DCRD to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the foregoing proposals (the “Adjournment Proposal” or “Proposal No. 5”). If put forth at the extraordinary general meeting of DCRD, the Adjournment Proposal will be the first and only Proposal voted upon and none of the Domestication Proposal, the Business Combination Proposal, the Advisory Organizational Documents Proposals, nor the Extention Proposal will be submitted to the DCRD Shareholders for a vote.

							FOR ☐	AGAINST ☐	ABSTAIN ☐

Date:

Signature

(Signature If Held Jointly)

When the Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person or authorized entity.

The Shares represented by this proxy card, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy card will be voted “FOR” each of Proposal Nos. 1, 2, 3A, 3B, 3C, 3D, 4 and 5. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.